Exhibit 99.2

MANITOWOC CRANES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Our unaudited pro forma consolidated financial statements consist of an unaudited pro forma consolidated statement of income for the nine months ended September 30, 2015 and 2014 and for the year ended December 31, 2014 and an unaudited pro forma consolidated balance sheet as of September 30, 2015 derived from the consolidated financial statements filed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2015 (together, the “Company SEC Reports”). The unaudited pro forma consolidated financial statements reported below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Selected Historical Consolidated Financial Data” and the audited and unaudited financial statements and corresponding notes and “Risk Factors” included or incorporated by reference in the Company SEC Reports. Please refer to “Certain Terms” on page 2 of this exhibit for a glossary of defined terms used in this exhibit.

The following unaudited pro forma consolidated financial statements are subject to assumptions and adjustments described in the accompanying notes and such assumptions and adjustments reflect the expected impact of events directly attributable to the Spin-Off and that are factually supportable and, for purposes of the statement of operations, are expected to have a continuing impact on us. Our management believes these assumptions and adjustments are reasonable under the circumstances and given the information available at this time. However, these adjustments are subject to change as Manitowoc Foodservice and we finalize the terms of the Spin-Off, including the Separation and Distribution Agreement and related transaction agreements. The unaudited pro forma consolidated financial statements are for illustrative purposes only and do not purport to represent what our financial position and results of operations actually would have been had the Spin-Off occurred on the dates indicated, or to project our financial performance for any future period following the Spin-Off.

The unaudited pro forma consolidated statements of earnings for the nine months ended September 30, 2015 and 2014 and the year ended December 31, 2014 give effect to the Spin-Off as if it had occurred on January 1, 2014, the first day of fiscal 2014. The unaudited pro forma consolidated balance sheet as of September 30, 2015, gives effect to the Spin-Off as if it had occurred on that date. The unaudited pro forma consolidated financial statements include adjustments to reflect the following:

•	transfer of pension, post-retirement and deferred compensation plans we sponsor to Manitowoc Foodservice;

•	retirement of MTW corporate-held debt and related debt breakage costs;

•	our anticipated new capital structure, including debt anticipated to be incurred under a new asset-based revolving credit facility and certain other indebtedness we expect to incur in connection with the Spin-Off, as described in Note 9, below;

•	the Internal Reorganization, including the $1,388.0 million cash dividend from Manitowoc Foodservice to us;

•	the resulting elimination of our net investment in Manitowoc Foodservice; and

•	the Distribution.

CERTAIN TERMS

In this exhibit, unless otherwise indicated or the context otherwise requires:

•	The “Company,” “we,” “our” and “us” refer to The Manitowoc Company, Inc. and its consolidated subsidiaries.

•	“Crane Business” means the businesses or operations of the Company other than the Foodservice Business (as defined herein).

•	The “Distribution” refers to the distribution of Manitowoc Foodservice (as defined herein) common stock on a pro rata basis to the holders of the Company’s common stock.

•	“Foodservice Business” means (1) the businesses and operations conducted by the Foodservice segment of the Company and its affiliates (including, for purposes of this definition, Manitowoc Foodservice and its affiliates) prior to the consummation of the Spin-Off, and (2) except as otherwise expressly provided in the Separation and Distribution Agreement (as defined herein), any terminated, divested or discontinued businesses or operations that at the time of such termination, divestiture or discontinuation related to the Foodservice Business (as described in the foregoing clause (1)) as then conducted.

•	The “Form 10” refers to the Registration Statement on Form 10, as amended, filed by Manitowoc Foodservice with the U.S. Securities and Exchange Commission.

•	The “Internal Reorganization” refers to the series of internal transactions pursuant to which the Company will separate the assets and liabilities of the Crane Business and the Foodservice Business, to the extent such separation has not already occured.

•	“Manitowoc Cranes” refers to The Manitowoc Company, Inc. and its consolidated subsidiaries, after giving effect to the consummation of the Spin-Off.

•	“Manitowoc Foodservice” refers to Manitowoc Foodservice, Inc. and its consolidated subsidiaries.

•	“MTW” refers to The Manitowoc Company, Inc. and not to any of its subsidiaries or affiliates.

•	The “Spin-Off” refers collectively to (a) the Internal Reorganization, (b) the Company’s contribution of the Foodservice Business to Manitowoc Foodservice and (c) the Distribution.

MANITOWOC CRANES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015

(in millions)	Historical(1)	Disposition of Foodservice(2)	Pro Forma Adjustments		Pro Forma
Operations
Net sales	$2,501.0	$(1,178.4)	$—		$1,322.6
Costs and expenses:
Cost of sales	1,890.3	(809.6)	—		1,080.7
Engineering, selling and administrative expenses	447.7	(209.0)	—		238.7
Amortization expense	25.8	(23.6)	—		2.2
Restructuring expense	1.6	(1.3)	—		0.3
Separation expense	19.8	(1.1)	(18.7	)(4)	—
Other expense (income)	0.5	(0.4)	—		0.1

Total costs and expenses	2,385.7	(1,045.0)	(18.7)		1,322.0
Operating earnings from continuing operations	115.3	(133.4)	18.7		0.6
Other (expenses) income:
Interest expense on long-term debt and capital leases	(72.3)	1.0	43.9	(5)	(27.4)
Amortization of deferred financing fees	(3.2)	—	2.6	(6)	(0.6)
Other income—net	4.4	(1.9)	—		2.5

Total other income	(71.1)	(0.9)	46.5		(25.5)
Earnings from continuing operations before taxes on earnings	44.2	(134.3)	65.2		(24.9)
Provision for (benefit from) taxes on earnings	24.6	(42.1)	9.1	(11)	(8.4)

Earnings from continuing operations	19.6	(92.2)	56.1		(16.5)
Discontinued operations:
Loss from discontinued operations, net of income taxes	0.1	(0.3)	—		(0.2)

Net earnings	$19.7	$(92.5)	$56.1		$(16.7)

Less: Net earnings (loss) attributable to noncontrolling interest, net of tax	—	—	—		—

Net earnings attributable to the Company	$19.7	$(92.5)	$56.1		$(16.7)

See Notes to Unaudited Pro Forma Consolidated Financial Statements.

MANITOWOC CRANES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

(in millions)	Historical(1)	Disposition of Foodservice(2)	Pro Forma Adjustments		Pro Forma
Operations
Net sales	$2,849.1	$(1,207.1)	$—		$1,642.0
Costs and expenses:
Cost of sales	2,108.7	(811.7)	—		1,297.0
Engineering, selling and administrative expenses	478.9	(215.8)	—		263.1
Amortization expense	26.4	(23.9)	—		2.5
Restructuring expense	4.7	(2.2)	—		2.5
Separation expense	—	—	—		—
Other expense (income)	0.1	—	—		0.1

Total costs and expenses	2,618.8	(1,053.6)	—		1,565.2
Operating earnings from continuing operations	230.3	(153.5)	—		76.8
Other (expenses) income:
Interest expense on long-term debt and capital leases	(69.1)	0.9	39.1	(5)	(29.1)
Amortization of deferred financing fees	(3.3)	—	2.8	(6)	(0.5)
Loss on debt extinguishment	(25.3)	—	25.3	(7)	—
Other income—net	(1.6)	1.5	—		(0.1)

Total other income	(99.3)	2.4	67.2		(29.7)
Earnings from continuing operations before taxes on earnings	131.0	(151.1)	67.2		47.1
Provision for (benefit from) taxes on earnings	3.7	(16.1)	23.6	(11)	11.2

Earnings from continuing operations	127.3	(135.0)	43.6		35.9
Discontinued operations:
Loss from discontinued operations, net of income taxes	(1.5)	0.4	—		(1.1)
Loss on sale of discontinued operations, net of income taxes	(11.0)	1.1	—		(9.9)

Net earnings	$114.8	$(133.5)	$43.6		$24.9

Less: Net earnings (loss) attributable to noncontrolling interest, net of tax	3.9	—	—		3.9

Net earnings attributable to the Company	$110.9	$(133.5)	$43.6		$21.0

See Notes to Unaudited Pro Forma Consolidated Financial Statements.

MANITOWOC CRANES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

(in millions)	Historical(1)	Disposition of Foodservice(2)	Pro Forma Adjustments		Pro Forma
Operations
Net sales	$3,886.5	$(1,581.3)	$—		$2,305.2
Costs and expenses:
Cost of sales	2,900.4	(1,073.3)	—		1,827.1
Engineering, selling and administrative expenses	641.6	(283.0)	—		358.6
Amortization expense	35.1	(31.8)	—		3.3
Asset impairment expense	1.1	(1.1)	—		—
Restructuring expense	9.0	(2.6)	—		6.4
Other expense	0.5	(0.4)	—		0.1

Total costs and expenses	3,587.7	(1,392.2)	—		2,195.5
Operating earnings from continuing operations	298.8	(189.1)	—		109.7
Other (expenses) income:
Interest expense on long-term debt and capital leases	(94.0)	1.3	53.8	(5)	(38.9)
Amortization of deferred financing fees	(4.4)	—	3.6	(6)	(0.8)
Loss on debt extinguishment	(25.5)	—	25.5	(7)	—
Other expense—net	(5.5)	0.6	—		(4.9)

Total other income	(129.4)	1.9	82.9		(44.6)
Earnings from continuing operations before taxes on earnings	169.4	(187.2)	82.9		65.1
Provision for (benefit from) taxes on earnings	8.6	(25.9)	30.4	(11)	13.1

Earnings from continuing operations	160.8	(161.3)	52.5		52.0
Discontinued operations:
Loss from discontinued operations, net of income taxes	(1.4)	0.4	—		(1.0)
Loss on sale of discontinued operations, net of income taxes	(11.0)	1.1	—		(9.9)

Net earnings	$148.4	$(159.8)	$52.5		$41.1

Less: Net earnings (loss) attributable to noncontrolling interest, net of tax	3.9	—	—		3.9

Net earnings attributable to the Company	$144.5	$(159.8)	$52.5		$37.2

See Notes to Unaudited Pro Forma Consolidated Financial Statements.

MANITOWOC CRANES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2015

(in millions)	Historical(1)	Disposition of Foodservice(3)	Pro Forma Adjustments		Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$75.2	$(47.3)	$(22.8	)(9)(10)	$5.1
Restricted cash	20.1	(0.6)	—		19.5
Accounts receivable, less allowances of $19.0	259.0	(97.3)	—		161.7
Inventories—net	717.9	(159.1)	—		558.8
Deferred income taxes	67.4	(23.7)	(0.1	)(8)	43.6
Other current assets	129.5	(11.7)	—		117.8
Current assets held for sale	8.1	(8.1)	—		—

Total current assets	1,277.2	(347.8)	(22.9)		906.5
Property, plant and equipment—net	551.8	(127.0)	—		424.8
Goodwill	1,155.5	(844.6)	—		310.9
Other intangible assets—net	646.3	(524.6)	—		121.7
Other non-current assets	109.8	(16.7)	(19.1	)(9)(12)	74.0
Long-term assets held for sale	64.2	(64.0)	—		0.2

Total assets	$3,804.8	$(1,924.7)	$(42.0)		$1,838.1

Liabilities and Equity
Current Liabilities:
Accounts payable and accrued expenses	$720.7	$(277.6)	$(45.4	)(9)	$397.7
Short-term borrowings	63.2	(0.4)	(55.3	)(9)	7.5
Product warranties	72.8	(34.2)	—		38.6
Customer advances	27.3	—	—		27.3
Product liabilities	26.8	—	—		26.8
Current liabilities held for sale	20.2	(20.2)	—		—

Total current liabilities	931.0	(332.4)	(100.7)		497.9
Non-current Liabilities:
Long-term debt and capital leases	1,575.3	(2.5)	(1,209.7	)(9)	363.1
Deferred income taxes	180.8	(217.1)	13.8	(8)	(22.5)
Pension obligations	137.6	(37.8)	(17.4	)(8)	82.4
Postretirement health and other benefit obligations	50.5	—	—		50.5
Long-term deferred revenue	35.7	—	—		35.7
Other non-current liabilities	103.3	(18.8)	(5.9	)(12)	78.6
Long-term liabilities held for sale	0.7	(0.7)	—		—

Total non-current liabilities	2,083.9	(276.9)	(1,219.2)		587.8
Total Equity:
Common stock	1.4	—	—		1.4
Additional paid-in capital	552.6	—	—		552.6
Accumulated other comprehensive loss	(199.1)	40.5	9.9	(8)	(148.7)
Retained earnings	506.6	(1,355.9)	1,268.0	(8)(10)	418.7
Treasury stock, at cost	(71.6)	—	—		(71.6)

Total equity	789.9	(1,315.4)	1,277.9		752.4

Total liabilities and equity	$3,804.8	$(1,924.7)	$(42.0)		$1,838.1

See Notes to Unaudited Pro Forma Consolidated Financial Statements.

MANITOWOC CRANES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.      Historical Financial Statements

The historical column reflects the Company’s historical GAAP financial statements and does not reflect any adjustments related to the Distribution.

2.      Separation of Manitowoc Foodservice—Income Statement

The disposition of Manitowoc Foodservice column on the Unaudited Pro Forma Consolidated Statements of Operations reflects the revenues and expenses directly associated with the results of operations of Manitowoc Foodservice and was derived from the annual and interim combined GAAP financial statements included in the Form 10, adjusted to exclude previously allocated corporate overhead costs and interest income from intercompany notes that are directly related to the separation of Manitowoc Foodservice from the Company. The adjustments reflect the removal of engineering, selling and administrative costs that are not specifically identifiable to Manitowoc Foodservice of $14.3 million, $13.7 million and $16.6 million and the corresponding impact to the provision for taxes on earnings of $5.3 million, $4.9 million and $6.2 million for the nine months ended September 30, 2015 and 2014 and the fiscal year ended December 31, 2014, respectively. The adjustments also reflect the removal of interest income on intercompany notes of $13.5 million, $12.1 million and $16.6 million and the corresponding impact to the provision for taxes on earnings of $5.0 million, $4.4 million and $6.2 million for the nine months ended September 30, 2015 and 2014 and the fiscal year ended December 31, 2014, respectively.

3.      Separation of Manitowoc Foodservice—Balance Sheet

The disposition of Manitowoc Foodservice column on the Unaudited Pro Forma Consolidated Balance Sheet reflects the assets and liabilities of Manitowoc Foodservice and was derived from the unaudited combined GAAP balance sheet of Manitowoc Foodservice as of September 30, 2015 included in the Form 10, adjusted by $1.4 billion for the settlement of the net parent company investment to give effect to the Distribution.

4.     Separation Expense

The adjustment to separation expense is to exclude separation costs that are directly related to the separation of Manitowoc Foodservice from the Company. Separation costs were $18.7 million for the nine months ended September 30, 2015.

5.      Interest Expense on Long Term Debt

The pro forma adjustments on the Unaudited Pro Forma Consolidated Statements of Operations reflects net interest adjustments of $43.9 million, $39.1 million, and $53.8 million for the nine months ended September 30, 2015 and 2014 and the fiscal year ended December 31, 2014, respectively, that would not have been incurred had these transactions occurred at the beginning of the first period presented. The pro forma adjustments were computed by reversing interest expense associated with debt that is being retired of $68.2 million, $63.4 million and $86.2 million for the nine months ended September 30, 2015 and 2014 and the year ended December 31, 2014, respectively. Additional interest expense of $24.3 million, $24.3 million and $32.4 million was added based on the new debt position of $335.0 million and the weighted average interest rate of 9.7% effective upon the Spin-Off for the nine months ended September 30, 2015 and 2014 and the fiscal year ended December 31, 2014, respectively. A 0.25% increase or decrease in the blended weighted average interest expense attributable to our long term debt that is expected to be outstanding after giving pro forma effect to the Spin-Off transactions would cause our interest expense to change by approximately $0.9 million.

6.      Amortization of Deferred Financing Fees

These adjustments reflect pro forma adjustments for the amortization of deferred financing fees of $2.6 million, $2.8 million, and $3.6 million for the nine months ended September 30, 2015 and 2014 and the year ended December 31, 2014, respectively, that would not have been incurred on the debt issuance if the Spin-Off had occurred at the beginning of the period presented. Amortization of deferred financing fees is reflective of the straight-line amortization of total debt issuance costs over the terms of the underlying debt instruments, which range between 5 and 8 years.

7.      Loss on Debt Extinguishment

The adjustments to loss on debt extinguishment is to reflect the removal of prepayment penalties of $25.3 million and $25.5 million for the nine months ended September 30, 2014 and the year ended December 31, 2014, respectively, that would not have been incurred on the debt prepayment if the Spin-Off had occurred at the beginning of the period presented.

8.      Defined Benefit Plan Assets and Obligations

Certain employees participate in defined benefit pension plans we sponsor. Upon the Spin-Off, Manitowoc Foodservice will assume these obligations and provide the benefits directly. We will transfer to Manitowoc Foodservice the plan liabilities in the amount of $52.7 million and assets in the amount of $35.3 million associated with participant employees of Manitowoc Foodservice resulting in a net impact to pension obligations of $17.4 million. The unrecognized actuarial loss on these plans is $9.9 million. These pro forma adjustments will result in deferred income taxes of $6.4 million. The remaining net impact is reflected within retained earnings. The actual assumed net benefit plan obligations could change significantly from our estimates included in these pro forma adjustments.

9.      New Debt Financing

In connection with the Spin-Off, we expect to enter into certain transactions in the amount of $335.0 million, comprised of $250.0 million of senior secured second lien notes due 2024 and an $85.0 million draw on a new asset-based revolving credit facility (on a pro forma basis as of September 30, 2015), to establish the debt structure of Manitowoc Foodservice and Manitowoc Cranes. The net proceeds are expected to be used to:

(i)	repay all of our outstanding 8.500% senior notes due 2020 and all of our outstanding 5.875% senior notes due 2022 and all amounts outstanding under our existing revolving credit facility and existing term loan facilities, which indebtedness totaled $1,600.0 million as of September 30, 2015, comprised of $1,544.7 million of long-term debt and $55.3 million of the current portion of long-term debt; and

(ii)	pay fees and expenses associated with debt retirement and the new debt financing transactions. We expect these fees and expenses to be comprised of the following:

a.	$5.1 million of debt issuance costs associated with the new debt financing that will be capitalized as an other non-current asset;

b.	$18.3 million of accelerated amortization of deferred financing fees associated with the historical debt; and

c.	$64.5 million of separation costs, which are reflected as a reduction to cash of $64.5 million, offset by a reduction of $14.8 million in accounts payable and $49.7 million in retained earnings.

The negative cash impact of $22.8 million associated with the new debt financing is comprised of:

(i)	$1,388.0 million cash dividend from Manitowoc Foodservice to Manitowoc Cranes; and

(ii)	$329.9 million related to proceeds from the new debt;

offset by:

a.	$1,588.0 million of cash outflow due to retirement of old debt;

b.	$30.6 million payment of accrued interest related to the debt that is being retired;

c.	$64.5 million of separation costs; and

d.	$57.6 million related to debt breakage fees.

10.     Total Retained Earnings

The pro forma adjustment to retained earnings is comprised of the following:

(i)	$1,388.0 million cash dividend from Manitowoc Foodservice to Manitowoc Cranes;

(ii)	$1.0 million impact to net parent company investment from Manitowoc Foodservice-sponsored pension plans; and

(iii)	$12.0 million related to the accelerated amortization of the premium on the Company’s long-term debt that is being retired;

offset by:

a.	$57.6 million cash portion of debt breakage fees;

b.	$18.3 million of deferred financing fees associated with the debt that is being retired;

c.	$49.7 million of separation costs; and

d.	$7.4 million adjustment to deferred income tax resulting from the accelerated amortization of deferred financing fees from the old debt.

11.     Provision for Taxes on Earnings

This adjustment represents an increase in the income tax provision associated with the tax effects of the pro forma adjustments described above at the applicable statutory income tax rates.

12.     Deferred Compensation Plan Assets and Obligations

Certain highly compensated and key management employees and directors participate in deferred compensation plans we sponsor. Upon the Spin-Off, Manitowoc Foodservice will assume these obligations and provide the benefits directly. The Company will transfer to Manitowoc Foodservice the plan liabilities in the amount of $5.9 million and assets in the amount of $5.9 million associated with participant employees of Manitowoc Foodservice.